- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 28, 1996

                         COMMISSION FILE NUMBER 0-19207

                             QUARTERDECK CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                               95-4320650
(State or  other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

              13160 MINDANAO WAY, MARINA DEL REY, CALIFORNIA    90292
                (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (310) 309-3700

- --------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS (AS PREVIOUSLY STATED IN FORM 8-K FILED ON APRIL 12, 1996)

         On March 28, 1996, Quarterdeck Corporation (the "Company") consummated the acquisition of Datastorm Technologies, Inc. ("Datastorm"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of March 28, 1996 (the "Reorganization Agreement"), by and among the Company, DTI Acquisition Corporation, a wholly-owned subsidiary of the Company ("Acquisition Sub"), Datastorm and the shareholders of Datastorm (the "Shareholders"). The acquisition of Datastorm was effectuated by way of a merger (the "Merger") of Acquisition Sub with and into Datastorm. As a result of the merger, Datastorm became a wholly-owned subsidiary of the Company. The merger is being treated as a "pooling of interests" for accounting purposes. Pursuant to the Reorganization Agreement, the Shareholders received an aggregate of 5,200,000 shares (the "shares") of common stock, $.001 par value of the Company ("Quarterdeck Common Stock"). Pursuant to the terms of the Reorganization Agreement and the Escrow Agreement, dated as of March 28, 1996, by and among the Company, American Stock Transfer and Trust Company, as Escrow Agent, Acquisition Sub and the Shareholders, 520,000 of the Shares were placed in escrow to satisfy potential indemnification obligations of the Shareholders under the Reorganization Agreement.

         The Shares were issued pursuant to an exemption under the Securities Act of 1933, as amended. In connection with the Merger, the Company and the Shareholders entered into a Registration Rights Agreement, dated as of March 28, 1996, by and among the Company and the Shareholders, pursuant to which the Shareholders are entitled to certain registration rights with respect to the Shares. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission by April 28, 1996 to register the resale of up to 50% of the Shares, and to keep such registration statement effective through March 28, 1997.

         Datastorm develops and publishes a data communications package called Procomm Plus which runs on personal computers utilizing Microsoft Windows 95 and
3.1. Datastorm's product includes an integrated fax package, a Winsock-compliant TCP/IP stack and a complete set of graphical applications for accessing the Internet, all of which are designed to enable the user to more effectively and efficiently communicate with users at other computer sites.

ITEM 7.  FINANCIAL STATEMENTS

                             QUARTERDECK CORPORATION

                                      INDEX

                                                                                                   PAGE NO.
                                                                                                   --------
(a)      Financial statements of Datastorm Technologies, Inc.

         Consent of Independent Accountants.......................................................   5

         Report of Independent Accountants as of December 31, 1995................................   7

         Balance Sheets as of December 31, 1995 and 1994..........................................   8

         Statements of Income and Retained Earnings for the years
         ended December 31, 1995 and 1994.........................................................   9

         Statements of Cash Flows for the years ended December 31, 1995 and 1994..................  10

         Notes to Financial Statements - December 31, 1995 and 1994...............................  11

         Consent of Independent Accountants.......................................................  17

         Report of Independent Accountants as of December 31, 1993................................  20

         Balance Sheets as of December 31, 1993 and 1992..........................................  21

         Statements of Income for the years ended December 31, 1993 and 1992......................  22

         Statements of Retained Earnings for the years ended December 31, 1993 and 1992.................................................................................  23

         Statements of Cash Flows for the years ended December 31 1993 and 1992...................  24

         Notes to Financial Statements - December 31, 1993 and 1992...............................  26

(b)      Unaudited Pro Forma Financial Information.

         Basis of Presentation....................................................................  33

         Unaudited Pro Forma Condensed Combining Balance Sheet as of
         September 30, 1995.......................................................................  34

         Unaudited Pro Forma Condensed Combining Statements of Operations for
         the fiscal years ended September 30, 1995, 1994 and 1993.................................  35

         Notes to Unaudited Pro Forma Condensed Combining Financial Statements....................  38

         The accompanying unaudited pro forma condensed combining financial statements of
         Quarterdeck Corporation and Datastorm Technologies, Inc. give retroactive effect to the acquisition which is being accounted for as a pooling of interests and, as a result, the unaudited pro forma condensed combining balance sheets and statements of operations are presented as if the combining companies had been combined for all periods presented.  The unaudited pro forma condensed combining financial statements will become the historical financial statements of Quarterdeck
         Corporation.  These unaudited pro forma condensed combining financial statements may not be indicative of the results that actually may be obtained in the future.  The unaudited pro forma condensed combining financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Quarterdeck Corporation and Datastorm
         Technologies, Inc.

SIGNATURE.........................................................................................  39

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 1996, relating to the balance sheets of Datastorm Technologies, Inc. as of December 31, 1995 and 1994, and the related statements of income and changes in retained earnings, and cash flows for the years then ended, included in the Form 8-K/A of Quarterdeck Corporation dated May 24, 1996, into the previously filed registration statements (No. 33-96064 and No. 333-4606) on Form S-3, the registration statement (No. 333-03723) on Form S-4 and the registration statements (No. 333-01766 and No. 333-4602) on Form S-8 of Quarterdeck Corporation.

\s\  Arthur Andersen LLP
- ------------------------
St. Louis, Missouri,
May 24, 1996

                               ARTHUR ANDERSEN LLP

                          DATASTORM TECHNOLOGIES, INC.

                        FINANCIAL STATEMENTS AND SCHEDULE
                        AS OF DECEMBER 31, 1995 AND 1994
                         TOGETHER WITH AUDITORS' REPORT

                               ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
DATASTORM Technologies, Inc.:

We have audited the accompanying balance sheets of DATASTORM Technologies, Inc. (a Missouri corporation) as of December 31, 1995 and 1994, and the related statements of income and changes in retained earnings, and cash flows for the years then ended. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DATASTORM Technologies, Inc., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying Schedule of Operating Expenses and Other Income is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

\s\ Arthur Andersen LLP
- -----------------------
St. Louis, Missouri,
   March 1, 1996

                          DATASTORM TECHNOLOGIES, INC.

                   BALANCE SHEETS - DECEMBER 31, 1995 AND 1994

                                                                                         1995          1994
                                                                                     -----------   -----------
                                     ASSETS
                                     ------
CURRENT ASSETS:
   Cash and cash equivalents                                                         $    95,293   $ 3,804,988
   Marketable securities                                                              15,688,916     9,875,607
   Receivables                                                                           808,780     1,032,353
   Inventories                                                                           630,718       671,137
   Notes receivable from affiliate                                                       469,427        30,000
   Prepaid expenses and other current assets                                             121,171       135,418
                                                                                     -----------   -----------
           Total current assets                                                       17,814,305    15,549,503

EQUIPMENT                                                                              2,543,816     2,296,996

CAPITALIZED SOFTWARE COSTS                                                               115,054        89,422
                                                                                     -----------   -----------
           Total assets                                                              $20,473,175   $17,935,921
                                                                                     ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                                                  $ 2,674,830   $ 4,045,906
   Accrued royalties                                                                   2,464,155       969,217
   Accrued vacation                                                                    1,124,636       876,440
   Accrued payroll and related taxes                                                     454,700       589,589
   Accrued profit sharing                                                                713,187       450,528
   Accrued bonus                                                                         375,000          --
   Deferred revenues                                                                     398,250       625,000
   Other accrued liabilities                                                             397,429       895,753
                                                                                     -----------   -----------
           Total current liabilities                                                   8,602,187     8,452,433

LOANS PAYABLE TO AFFILIATE                                                             1,015,411       527,315
                                                                                     -----------   -----------
           Total liabilities                                                           9,617,598     8,979,748
                                                                                     -----------   -----------
STOCKHOLDERS' EQUITY
   Capital stock-
     Common stock, $10 par value; 3,000 shares authorized; 1,020 shares issued and
       outstanding                                                                        10,200        10,200
   Retained earnings                                                                  10,706,229     8,945,973
   Unrealized gain on marketable securities                                              139,148          --
                                                                                     -----------   -----------
           Total stockholders' equity                                                 10,855,577     8,956,173
                                                                                     -----------   -----------
           Total liabilities and stockholders' equity                                $20,473,175   $17,935,921
                                                                                     ===========   ===========

      The accompanying notes are an integral part of these balance sheets.

                          DATASTORM TECHNOLOGIES, INC.

              STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    1995               1994
                                                 ------------      ------------
NET SALES                                        $ 38,829,101      $ 42,401,969

COST OF SALES                                      16,356,073        11,507,352
                                                 ------------      ------------
           Gross profit                            22,473,028        30,894,617
                                                 ------------      ------------
OPERATING EXPENSES:
   Selling                                          2,950,830         2,029,655
   General and administrative                      13,061,897        12,659,635
                                                 ------------      ------------
           Total operating expenses                16,012,727        14,689,290
                                                 ------------      ------------
           Income from operations                   6,460,301        16,205,327

OTHER INCOME (EXPENSE):
   Interest income                                    607,739           280,762
   Other income (expense)                             129,717          (243,370)
                                                 ------------      ------------
           Total other income, net                    737,456            37,392
                                                 ------------      ------------
           Net income                               7,197,757        16,242,719

RETAINED EARNINGS, beginning of year                8,945,973         4,330,756

DIVIDENDS                                          (5,437,501)      (11,627,502)
                                                 ------------      ------------
RETAINED EARNINGS, end of year                   $ 10,706,229      $  8,945,973
                                                 ============      ============

        The accompanying notes are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                     1995            1994
                                                                                 ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                    $  7,197,757    $ 16,242,719
   Adjustments to reconcile net income to net cash flows provided by operating activities-

       Depreciation and amortization                                                1,199,787         917,630
       Commission expense                                                             488,096         527,315
       Loss on sale or abandonment of assets                                           37,801         270,773
   Changes in assets and liabilities-

     Receivables                                                                      223,573        (378,321)
     Inventories                                                                       40,419          10,122
     Prepaid expenses and other current assets                                         14,247           8,794
     Accounts payable                                                              (1,371,076)      3,732,112
     Deferred revenues                                                               (226,750)        625,000
     Accrued liabilities                                                            1,747,580         936,863
                                                                                 ------------    ------------
           Net cash flows provided by operating activities                          9,351,434      22,893,007
                                                                                 ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of equipment                                                           (1,388,068)     (1,500,817)
   Proceeds from sale of equipment                                                      9,158           4,391
   Additions to capitalized software costs                                           (131,130)       (108,212)
   Additions to notes receivable from affiliate                                      (976,867)        (30,000)
   Payments of notes receivable from affiliate                                        537,440         167,252
   Purchases of marketable securities                                             (70,833,024)    (30,532,059)
   Proceeds from sale of marketable securities                                     65,158,863      23,841,441
                                                                                 ------------    ------------
           Net cash flows used in investing activities                             (7,623,628)     (8,158,004)
                                                                                 ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Payments on loan payable                                                              --          (450,000)
   Payments of dividends                                                           (5,437,501)    (11,627,502)
                                                                                 ------------    ------------
           Net cash flows used in financing activities                             (5,437,501)    (12,077,502)
                                                                                 ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (3,709,695)      2,657,501

CASH AND CASH EQUIVALENTS, beginning of year                                        3,804,988       1,147,487
                                                                                 ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                                           $     95,293    $  3,804,988
                                                                                 ============    ============

         The accompanying notes are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

1. DESCRIPTION OF BUSINESS:

DATASTORM Technologies, Inc. (the Company) is a Missouri S Corporation. The Company's products include communications software and related manuals. The software and manuals are reproduced by unrelated companies and are packaged by the Company at its facility in Columbia, Missouri. The Company sells its products to major software distributors for resale through software dealers throughout the world. In 1995 and 1994, sales to two distributors accounted for approximately 74% and 82%, respectively, of total net sales.

Periodically, the Company introduces major new products and enhancements of existing products that can have a significant impact on the Company's net sales. In February 1996, the Company introduced a major new product PROCOMM PLUS for Windows 3.0.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company considers cash on hand and deposits in commercial banks or brokerage houses to be cash and cash equivalents.

Marketable Securities

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994. All of the Company's marketable securities are classified as "available for sale" and are carried at fair value with the unrealized gains and losses reported as a separate component of stockholders' equity.

The amortized cost of available-for-sale debt securities are adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in other income (expense). Realized gains and losses are included in other income (expense). The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in other income.

Inventories

Inventories consist primarily of software and manuals for resale and shipping materials, and are stated at the lower of cost (first-in, first-out) or market.

Equipment

Equipment is carried at cost. Depreciation and amortization are computed using both accelerated and straight-line methods over the estimated useful lives, generally ranging from three to seven years.

Income Taxes

The Company is an S corporation and files its income tax return on an accrual basis. As an S corporation, taxable income flows through to the owners of the Company; and, therefore, no provision for income taxes is provided.

Revenue Recognition

The Company recognizes revenue from the sale of software products upon shipment. Revenue from technical support agreements bundled with the initial licensing fee is deferred until the period in which the related services are provided. Certain limited rights of return from customers exist. Sales returns are recorded as reductions to net sales and totaled $1,951,893 in 1995 and $999,586 in 1994.

Reclassification

Certain reclassifications were made to the 1994 financial statements to conform to the 1995 presentation.

3. RECEIVABLES:

Receivables consists of:

                                                           December 31
                                                 ------------------------------
                                                    1995               1994
                                                 -----------        -----------
Due from customers                               $ 1,212,720        $   969,038
Interest receivable                                  109,521             38,873
Miscellaneous                                         63,516             31,244
Allowance for sales returns                         (576,977)            (6,802)
                                                 -----------        -----------
                                                 $   808,780        $ 1,032,353
                                                 ===========        ===========

4.  MARKETABLE SECURITIES:

The amortized cost and estimated market values of marketable securities as of December 31, 1995, are as follows:

                                                                       Gross        Gross          Estimated
                                                     Amortized      Unrealized    Unrealized         Market
                                                       Cost            Gains        Losses           Value
                                                     ---------      ----------    ----------      -----------
       Municipal bonds and municipal bond mutual
          funds                                     $15,549,768      $142,210       $3,062        $15,688,916

As of December 31, 1994, estimated market values of marketable securities approximated amortized cost.

The amortized cost and estimated market value of available-for-sale securities as of December 31, 1995, by contractual maturity, consisted of the following:

                                                                      Estimated
                                                   Amortized            Market
                                                     Cost               Value
                                                  -----------        -----------
Due in one year or less                           $15,549,768        $15,688,916
Due in one to five years                                 --                 --
Due in five years or greater                             --                 --
                                                  -----------        -----------
                                                  $15,549,768        $15,688,916
                                                  ===========        ===========

5. EQUIPMENT:

Equipment consist of:

                                                            December 31
                                                   ----------------------------
                                                       1995             1994
                                                   -----------      -----------
Furniture and fixtures                             $   803,996      $   587,576
Computers and other equipment                        3,669,082        2,731,974
Vehicles                                                52,986           35,656
Purchased software for internal use                    709,725          630,779
Leasehold improvements                                  99,114           99,114
                                                   -----------      -----------
           Total                                     5,334,903        4,085,099

Accumulated depreciation and amortization           (2,791,087)      (1,788,103)
                                                   -----------      -----------
                                                   $ 2,543,816      $ 2,296,996
                                                   ===========      ===========

Depreciation and amortization expense totaled to $1,094,289 for 1995 and $801,453 for 1994.

6. CAPITALIZED SOFTWARE COSTS:

The Company accounts for software costs in accordance with Statement of Financial Accounting Standards No. 86. Costs related to establishing the technological feasibility of software are charged to operations as incurred. Costs incurred after establishing technological feasibility are capitalized until the product is available for general distribution or is abandoned. Capitalized costs are reported at the lower of unamortized cost or net realizable value and amortized on the straight-line method over the shorter of estimated useful life or one year. Software development costs capitalized and related amortization were as follows:

                                                             December 31
                                                       ------------------------
                                                         1995           1994
                                                       ---------      ---------
Beginning of year, net                                 $  89,422      $ 341,339
Additions, at cost                                       131,130        108,212
Amortization expense                                    (105,498)      (360,129)
                                                       ---------      ---------
           Capitalized software costs, net             $ 115,054      $  89,422
                                                       =========      =========

Research and development costs charged directly to cost of sales were $4,053,214 and $1,955,346 in 1995 and 1994, respectively. During 1994, the Company charged $251,072 to other expense relating to software costs for abandoned technology.

7. RELATED-PARTY TRANSACTIONS:

DATASTORM Ltd.

The Company sells products to DATASTORM Ltd., a foreign company affiliated through common ownership. Sales to DATASTORM Ltd. totaled $2,016,458 and $1,413,383 in 1995 and 1994, respectively. As a result of these sales, outstanding receivables from DATASTORM Ltd. as of December 31, 1995 and 1994, totaled $674,220 and $409,902, respectively.

Three Guys With a Building

The Company leases office and warehouse space from Three Guys With a Building partnership, a company affiliated through common ownership. The lease expires on December 31, 2001, however, upon completion of a new office building currently under construction for the Company, the existing lease may be terminated in exchange for the Company entering into a long-term lease on the new building. Lease expense for 1995 and 1994 totaled $685,703 and $666,948, respectively.

At December 31, 1995, the Company has a $469,427 note receivable from Three Guys with a Building partnership. The note bears interest at the applicable federal midterm rate (5.91% as of December 31, 1995), and is payable on demand.

Intersoft, Inc.

The Company owed Intersoft, Inc., an Interest Charge Domestic International Sales Corporation ("IC-DISC") affiliated through common ownership, $1,015,411 and $527,315 as of December 31, 1995 and 1994, for commission expenses and interest related to international sales. Loans are entered into at the end of each month for each month's commission expense. Simple interest is accrued at the applicable federal midterm rate (5.91% as of December 31, 1995). The loans and related accrued interest are due on December 31, 1998. Intersoft, Inc. was formed on December 31, 1993. An election to treat Intersoft, Inc. as an IC-DISC was made effective January 1, 1994.

Employment Contracts

The Company has employment contracts, with each of the three officers of the Company, that define the officers' responsibilities, annual compensation, vacation and fringe benefits, means of termination, and covenant-not-to-compete. The contracts are effective until the agreement terminates as defined within the contract.

8. 401(k) AND PROFIT SHARING PLAN:

Employees of the Company participate in the DATASTORM Technologies, Inc., Integrated Profit Sharing Plan and Trust (the Plan). Annually, the Company contributes to the Plan an amount determined by the Board at its discretion. Profit sharing expense totaled $713,187 and $450,528 for the years ended December 31, 1995 and 1994, respectively.

To participate in the Plan, an employee must complete six months of service with the Company and attain the age of 20.5 years. To qualify for the Employer Contribution to the Plan, participants must complete 1,000 hours of service during a plan year and be employed by the Company on the last day of the plan year. For each plan year the Employer contributes to the Plan, the Trustees will allocate this contribution to the separate accounts maintained for participants. An employee-participant may (but is not required to) contribute to the Plan. Participant accounts are invested among five investment funds as directed by the participant.

9. COMMITMENTS AND CONTINGENCIES:

The Company leases facilities and equipment under leases expiring through 2011. Rent expense under these agreements totaled $871,456 and $758,953 in fiscal years 1995 and 1994, respectively.

Future minimum lease payments under all noncancelable operating leases are as follows:

          1996                                             $   821,676
          1997                                                 713,326
          1998                                                 706,874
          1999                                                 704,211
          2000                                                 702,171
          Thereafter                                         7,723,881
                                                           -----------
          Total minimum lease payments                     $11,372,139
                                                           ===========

Cross Stock Purchase Agreement

The Company has a cross stock purchase agreement with all of the stockholders of the Company that provides for the repurchase of common stock in certain situations. The circumstances under which the Company would repurchase the shares would be in the event of a stockholder's death, the permanent disability of a stockholder, retirement of a stockholder or voluntary sales of shares during the stockholder's lifetime. The price to be paid for the shares and the payment methods and terms are set forth in the agreement.

Line of Credit

The Company has a $500,000 line of credit with a bank that is secured by accounts receivable and is charged interest at prime rate, adjusted quarterly. The Company did not use this line of credit during 1995 or 1994.

Software License Arrangements

The Company enters into development and license arrangements with individuals or other companies relating to software technology. Certain agreements call for minimum guaranteed license fees and advance royalties that are recoupable against future royalties. Royalty expense was $3,069,450 and $4,761,685 in 1995 and 1994, respectively. Future minimum guaranteed license fees due under these agreements totaled $1,694,735 as of December 31, 1995, and are reflected as accrued royalties on the balance sheet.

                          DATASTORM TECHNOLOGIES, INC.

                 SCHEDULE OF OPERATING EXPENSES AND OTHER INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1995             1994
                                                       ------------    ------------
SELLING EXPENSES:
   Product advertising                                 $  2,082,686    $  1,384,808
   Marketing salaries                                       833,991         598,457
   Delivery expense - net                                    26,651          57,561
   Bad debts                                                  7,502         (11,171)
                                                       ------------    ------------
           Total selling expenses                      $  2,950,830    $  2,029,655
                                                       ============    ============
GENERAL AND ADMINISTRATIVE EXPENSES:
   Salaries                                            $  5,750,714    $  6,855,002
   Payroll taxes                                            830,250         584,707
   Employee benefits                                      1,376,932         805,789
   Contract labor                                             1,947          37,176
   Equipment rentals, maintenance and repairs               194,200          62,282
   Vehicle insurance, maintenance and repairs                 3,474             578
   Building rentals, maintenance and repairs                893,102         820,645
   Utilities                                                360,198         295,188
   Depreciation and amortization of equipment             1,094,289         801,453
   Professional service fees                                607,385         772,691
   Travel and entertainment                                 368,289         328,324
   Office supplies and expenses                             474,853         400,895
   Postage                                                  149,112         160,385
   Insurance                                                159,322         118,915
   Other taxes                                               92,548          48,410
   Interest                                                  51,968          17,267
   Donations                                                 12,226          24,075
   Miscellaneous                                            641,088         525,853
                                                       ------------    ------------
           Total general and administrative expenses   $ 13,061,897    $ 12,659,635
                                                       ============    ============
OTHER INCOME (EXPENSE):
   Interest income                                     $    607,739    $    280,762
   Abandoned technology                                        --          (251,072)
   Loss on disposal of equipment                            (37,801)        (19,701)
   Miscellaneous                                            167,518          27,403
                                                       ------------    ------------
           Other income, net                           $    737,456    $     37,392
                                                       ============    ============

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements:

Forms S-3;  Nos. 33-96064, and 333-4606
Form S-4;   No. 333-03723
Forms S-8;  Nos. 333-01766, and 333-4602

of Quarterdeck Corporation of our report dated February 25, 1994, with respect to the balance sheets of Datastorm Technologies, Inc. as of December 31, 1993 and 1992 and the related statements of Income and Retained Earnings and statements of Cash Flows for each of the years in the two year period ended December 31, 1993, which report appears in the Form 8-K/A of Quarterdeck Corporation dated May 24, 1996.

\s\ Williams-Keepers
- --------------------
Columbia, Missouri,

May 24, 1996

                                   REPORT OF

                          DATASTORM TECHNOLOGIES, INC.

                               COLUMBIA, MISSOURI

                               December 31, 1993

                                C O N T E N T S

                                                                                      Page
INDEPENDENT ACCOUNTANTS' REPORT                                                           20

FINANCIAL STATEMENTS
   Balance sheets                                                                         21
   Statements of income                                                                   22
   Statements of retained earnings                                                        23
   Statements of cash flows                                                               24
   Notes to financial statements                                                          26

SUPPLEMENTARY INFORMATION
   Schedule of operating expenses and other income                                        32

                        INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of
Datastorm Technologies, Inc.
Columbia, Missouri

We have audited the accompanying balance sheets of Datastorm Technologies, Inc. as of December 31, 1993 and 1992, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of Datastorm Technologies, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datastorm Technologies, Inc., as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying information on page 12 is presented for purposes of analysis and is not necessary for a fair presentation of the basic financial statements in conformity with generally accepted accounting principles. The accompanying information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, is stated fairly in all material respects in relation to the basic financial statements taken as a whole.




\s\ Williams-Keepers, LLP

February 25, 1994

                          DATASTORM TECHNOLOGIES, INC.

                                 BALANCE SHEETS
                           December 31, 1993 and 1992


                                                                                      1993                 1992
      ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                      $1,147,487           $2,924,629
   Accounts receivable (Notes 2, 6 and 8)                                            654,032              779,911
   Notes receivable (Notes 2 and 6)                                                  167,252              401,475
   Inventories                                                                       681,259              716,004
   Prepaid expenses                                                                  144,212              180,813
                                                                                  ----------           ----------

             Total current assets                                                  2,794,242            5,002,832

INVESTMENTS (Note 9)                                                               3,192,109            1,643,966

FURNITURE, EQUIPMENT AND LEASEHOLD
   IMPROVEMENTS, NET (Note 3)                                                      1,621,724            1,080,859

NOTES RECEIVABLE (Notes 2 and 6)                                                        -                 565,743

SOFTWARE DEVELOPMENT COSTS, NET (Note 4)                                             341,339              845,255
                                                                                  ----------           ----------

             Total assets                                                         $7,949,414           $9,138,655
                                                                                  ==========           ==========


      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                               $  313,794           $  406,672
   Accrued payroll and related taxes                                                 116,461              120,652
   Accrued vacation                                                                  275,850              356,420
   Accrued profit sharing (Note 7)                                                   429,240              352,006
   Accrued other liabilities                                                       2,023,113              728,580
   Accrued dividends payable                                                            -               1,875,000
   Accrued bonus payable                                                                -                 625,000
   Notes payable - current portion (Note 5)                                          450,000                 -
                                                                                  ----------           ----------
             Total current liabilities                                             3,608,458            4,464,330

NOTE PAYABLE (Note 5)                                                                   -                 450,000
                                                                                  ----------           ----------

             Total liabilities                                                     3,608,458            4,914,330
                                                                                  ----------           ----------

STOCKHOLDERS' EQUITY (Note 8)
   Capital stock
      Common $10 par value; authorized 3,000
      shares; issued and outstanding 1,020 shares                                     10,200               10,200
   Retained earnings                                                               4,330,756            4,214,125
                                                                                  ----------           ----------

             Total stockholders' equity                                            4,340,956            4,224,325
                                                                                  ----------           ----------

             Total liabilities and
               stockholders' equity                                               $7,949,414           $9,138,655
                                                                                  ==========           ==========





  The Notes to Financial Statements are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

                              STATEMENTS OF INCOME
                     Years Ended December 31, 1993 and 1992



                                                                                     1993                 1992
SALES                                                                           $ 26,769,386         $ 24,983,348

COST OF SALES                                                                      6,549,039            6,282,083
                                                                                ------------         ------------

             Gross profit                                                         20,220,347           18,701,265
                                                                                ------------         ------------

OPERATING EXPENSES
   Selling                                                                         2,215,254            2,660,368
   General and administrative                                                      8,968,765            7,764,667
                                                                                ------------         ------------

             Total operating expenses                                             11,184,019           10,425,035
                                                                                ------------         ------------

             Income from operations                                                9,036,328            8,276,230

OTHER INCOME (LOSS) - NET                                                            268,982              (4,657)
                                                                                ------------         ------------

             Net income                                                         $  9,305,310         $  8,271,573
                                                                                ============         ============





  The Notes to Financial Statements are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

                        STATEMENTS OF RETAINED EARNINGS
                     Years Ended December 31, 1993 and 1992



                                                                                      1993                 1992
Balance, beginning of year                                                       $ 4,214,125         $  2,667,534

Net income                                                                         9,305,310            8,271,573

Dividends                                                                         (9,188,679)          (6,724,982)
                                                                                 -----------         ------------

Balance, end of year                                                             $ 4,330,756         $  4,214,125
                                                                                 ===========         ============





  The Notes to Financial Statements are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1993 and 1992


                                                                                    1993                 1992
Cash flows provided by operating activities:
   Net income                                                                   $  9,305,310          $ 8,271,573

   Adjustments to reconcile net income to
   net cash flows provided by operating activities:
      Depreciation and amortization of fixed assets                                  475,368              324,596
      Amortization of software technology                                            509,083              533,423
      Loss on disposal of fixed assets                                                 3,326              184,976
  Adjustments for (increases) decreases in
   operating assets and increases (decreases)
   in operating liabilities:
      Accounts receivable                                                            125,879              115,403
      Inventory                                                                       34,745             (159,353)
      Prepaid expenses                                                                36,601             (125,502)
      Accounts payable                                                               (92,877)             337,472
      Accrued payroll                                                                 (4,191)              63,404
      Accrued vacation                                                               (80,570)             210,078
      Profit sharing payable                                                          77,234              158,335
      Accrued bonuses                                                               (625,000)             625,000
      Other accrued liabilities                                                    1,294,532              342,537
                                                                                ------------          -----------
             Net cash flows provided by
               operating activities                                               11,059,440           10,881,942
                                                                                ------------          -----------

Cash flows (used) by investing activities:
   Purchases of furniture, equipment and
     leasehold improvements                                                       (1,019,559)            (868,626)
 (Increase) in software development costs                                             (5,167)            (647,581)
 (Increase) decrease in notes receivable                                             799,966             (515,572)
 (Increase) in investments                                                        (1,548,143)          (1,643,966)
                                                                                ------------          -----------
             Net cash flows (used) by
               investing activities                                               (1,772,903)          (3,675,745)
                                                                                ------------          -----------

Cash flows (used) by financing activities:
   Increase in note payable                                                             -                 450,000
   Payments of dividends                                                         (11,063,679)          (4,849,983)
                                                                                ------------          -----------

             Net cash flows (used) by financing
               activities                                                        (11,063,679)          (4,399,983)
                                                                                ------------          -----------

Net increase (decrease) in cash and
   cash equivalents                                                               (1,777,142)           2,806,214


Cash and cash equivalents, beginning of year                                       2,924,629              118,415
                                                                                ------------          -----------

Cash and cash equivalents, end of year                                          $  1,147,487          $ 2,924,629
                                                                                ============          ===========

Supplementary information:





  The Notes to Financial Statements are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

Interest paid                                                                 $    16,530          $    19,270
                                                                              ===========          ===========





  The Notes to Financial Statements are an integral part of these statements.

                          DATASTORM TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS


Note 1.      Summary of Significant Accounting Policies

             Cash and Cash Equivalents:

             For the Statement of Cash Flows, the Company considers cash on hand and deposits in commercial banks or brokerage houses to be cash and cash equivalents.

             Investments:

             Investments are accounted for at cost and adjusted for unamortized premiums and discounts.

             Inventories:

             Inventories consist primarily of goods for resale and shipping materials and are stated at the lower of cost (first-in first-out) or market.

             Prepaid Expenses:

             Prepaid expenses are carried at cost and consist primarily of advance deposits for product purchases. Prepaid expenses will be realized within one year.

             Furniture, Equipment, and Leasehold Improvements:

             Furniture, equipment, and leasehold improvements are carried at cost. Depreciation is computed using both accelerated and straight-line methods for both tax and financial statement purposes using the following estimated useful lives.

                                                                                       Years
                                                                                       -----
                  Furniture and fixtures                                                 7
                  Equipment                                                              5
                  Van                                                                    5
                  Software                                                               5
                  Leasehold improvements                                                18


             Cooperative Advertising Credits:

             The Company grants certain distributors credits to be used for future advertising. The credits are generated based on the volume of distributors' purchases of the Company's products. At December 31, 1993 and 1992, respectively, the estimated amount of outstanding credits was $248,800. These have been recorded as accrued other liabilities.

DATASTORM TECHNOLOGIES, INC.

Note 1.  Summary of Significant Accounting Policies - Continued

             Income Taxes:

             The Company is an S corporation and files its income tax return on an accrual basis. As an S Corporation, taxable income flows through to the owners of the Company and is reported on their personal income tax returns; thus, no provision for income taxes is reported at the corporate level.

             Revenue Recognition:

             The Company recognizes revenue from the sale of software when the product is delivered.

             Reclassification:

             Certain balances for 1992 have been reclassified for comparative presentation.

Note 2.      Accounts and Notes Receivable

             The net accounts receivable balance consists of:

                                                                                           December 31,
                                                                                      1993                1992
                  Due from customers (see Note 6
                    regarding related parties)                                     $ 630,665           $  764,191
                  Estimated bundling receivables                                       3,819               45,000
                  Employee notes receivable                                            6,351                2,876
                  Allowance for bad debts                                               -                   -
                  Allowance for sales returns                                           -                 (70,697)
                  Allowance for sales discounts                                         (260)              (1,161)
                  Interest and other receivables                                      13,457               39,702
                                                                                   ---------           ----------
                                                                                   $ 654,032           $  779,911
                                                                                   =========           ==========


             The notes receivable balance consists of:                                      December 31,
                                                                                        1993                1992

                  Unsecured note receivable from an
                  affiliated company, interest at 7.5%.
                  No specified maturity date.  (Note 6)                            $    -              $  143,007

                  Unsecured note receivable from an
                  affiliated company, interest at 6%.
                  Monthly principal and interest payments
                  of $25,074, amortizing principal balance
                  by July 1, 1994.  (Note 6)                                         167,252              824,211
                                                                                   ---------           ----------
                                                                                     167,252              967,218
                  Current                                                            167,252              401,475
                                                                                   ---------           ----------
                  Long term                                                        $    -              $  565,743
                                                                                   =========           ==========

DATASTORM TECHNOLOGIES, INC.

Note 3.      Furniture, Equipment and Leasehold Improvements

             Furniture, equipment and leasehold improvements consists of:

                                                                                            December 31,
                                                                                      1993                 1992
                  Furniture and fixtures                                          $  477,164           $  305,247
                  Equipment                                                        1,676,350            1,196,583
                  Van                                                                 15,470               15,470
                  Software                                                           448,970               89,413
                  Leasehold improvements                                              42,311               41,246
                                                                                  ----------           ----------
                      Total                                                        2,660,265            1,647,959

                  Accumulated depreciation                                        (1,038,541)            (567,100)
                                                                                  ----------           ----------
                                                                                  $1,621,724           $1,080,859
                                                                                  ==========           ==========

             Depreciation and amortization expense amounted to $475,368 for 1993 and $324,596 for 1992.

Note 4.      Software Development Costs

             The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86. Software development costs related to establishing the technological feasibility of software are charged to operations as incurred. Software development costs incurred after establishing the technological feasibility are capitalized until the product is available for general distribution, and are amortized over twelve months. Software development costs capitalized and related amortization were as follows:

                                                                                            December 31,
                                                                                      1993                 1992
                  Software development capitalized costs                          $  850,422            $1,378,678

                  Amortization of capitalized costs                                 (509,083)           $ (533,423)
                                                                                  ----------            ----------
                   Capitalized costs, net                                         $  341,339            $  845,255
                                                                                  ==========            ==========

             Amortization of software development costs totalled $509,083 and $533,423 for the years ended December 31, 1993 and 1992, respectively.

Note 5.  Note Payable

                                                                                      1993                 1992
             Demand note payable to a bank, interest
             computed at a rate of 4.4%.  Principal
             and interest are due on March 5, 1993.
             Secured by real estate owned by an
             affiliated partnership.  On March 5, 1993,
             the Company paid the accrued interest and
             renewed the note with a new maturity date
             of March 5, 1994, at 4.0% interest.                                   $    -               $ 450,000

DATASTORM TECHNOLOGIES, INC.

Note 5.  Note Payable - Continued

             Demand note payable to a bank, interest
             computed at a rate of 4.0%.  Principal
             and interest are due on March 5, 1994.
             Secured by real estate owned by an
             affiliated partnership.                                               $ 450,000            $    -
                                                                                   ---------            ---------
                                                                                   $ 450,000            $ 450,000
                                                                                   =========            =========

Note 6.      Related Party Transactions

             Datastorm Ltd.

             The Company sells products to Datastorm Ltd., a foreign company affiliated through common ownership. Sales to Datastorm Ltd. totalled $1,382,529 and $584,337 in 1993 and 1992, respectively. As a result of these sales, outstanding trade receivables from Datastorm Ltd. at December 31, 1993 and 1992, totalled $479,251 and $320,157, respectively, and are included in the Due From Customers totals disclosed in Note 2.

             The Company had a note receivable from Datastorm Ltd. with interest at 7.5%. Principal outstanding at December 31, 1993 and 1992, totalled $-0- and $143,007, respectively (See Note 2).

             Three Guys With A Building

             The Company leases office and warehouse space from Three Guys With A Building partnership, a company affiliated through common ownership. The lease terminates in December 1994, with two year renewal options through December 31, 1998, and right of first refusal options thereafter. The agreement also has a provision that allows the lessor to adjust rent in January 1994, and every 12 months thereafter, based on the Consumer Price Index. Lease expense for 1993 and 1992 totalled $631,725 and $575,214, respectively.

             Minimum required lease payments as of December 31, 1993 are:

                    1994                                     666,948
                                                          ----------
                    Total                                 $  666,948
                                                          ==========

             The Company has a note receivable from Three Guys With A Building partnership. Interest accrues at 6% of the unpaid principal. Payments of principal and interest of $25,074 are required monthly, paying off in July 1994. Principal outstanding at December 31, 1993 and 1992, totalled $167,252 and $824,211, respectively. (See Note 2.)

             GarvinSoft, Inc.

             The Company owed GarvinSoft, Inc., a foreign sales corporation affiliated through common ownership, $100,000 and $98,421 at December 31, 1993 and 1992, respectively, for commission expenses related to international sales. The expense is included with accrued other liabilities.

DATASTORM TECHNOLOGIES, INC.

Note 7.      Profit Sharing Plan

             Employees of the Company participate in the Datastorm Technologies, Inc., Integrated Profit Sharing Plan and Trust (the
             Plan). Annually, the Company contributes to the Plan an amount determined by the Board at its discretion. Profit sharing expense totalled $429,240 and $352,006, for the years ended December 31, 1993 and 1992, respectively.

             To participate in the Plan, an employee must complete 1,000 hours of service during a Plan year, attain age 20 1/2 and be employed by the Company on the last day of the Plan year. An employee - participant may (but is not required to) contribute to the Plan.

             The Plan is an integrated profit sharing plan, which means the Plan takes into account contributions the Employer makes for employees under the Federal Social Security Act in making Employer contribution allocations. For each plan year the Employer contributes to the Plan, the Trustees will allocate this contribution to the separate accounts maintained for participants.

             Participants prior to September 1, 1989 became 100% vested in their account balance after two years of service. Participants joining the plan after September 1, 1989 become 100% vested after six years of service. Regardless of length of service a participant becomes 100% vested in his/her account balance when separating employment on or after normal retirement age, upon permanent disability, or upon death.


Note 8.      Contingent Liabilities

             Cross Stock Purchase Agreement:

             The Company has a cross stock purchase agreement with the shareholders of the Company which provides for the repurchase of currently outstanding shares by the Company. The circumstances under which the Company would repurchase the shares would be in the event of a stockholder's death, the permanent disability of a stockholder, retirement of a stockholder, or voluntary sales of shares during the stockholder's lifetime. The price to be paid for the shares and the payment methods and terms are set forth in the agreement.

             Line of Credit:

             The Company has a $500,000 open line of credit with a bank that is secured by accounts receivable and is charged interest at prime rate, adjusted quarterly. The balance outstanding was $0 at December 31, 1993 and 1992, respectively. The Company did not use this line of credit during 1993 or 1992.

DATASTORM TECHNOLOGIES, INC.

Note 8.      Contingent Liabilities - Continued

             Software Licensee Arrangements:

             The Company, as a part of ongoing efforts to remain at the leading edge of software technologies, in the normal course of business enters into arrangements with individuals or other companies relating to software technology license or purchase rights. These arrangements may call for lump sum or royalty payments to be made by the Company if certain products or product derivatives are sold to customers of the Company.

Note 9.      Investments

             Investments at December 31, 1993 and 1992 consist of:

                                                                                                 Approximate
                  1993                                              Carry Value                  Market Value
                  Municipal bonds                                   $ 3,192,109                   $ 3,179,158
                                                                    -----------                   -----------
                                                                    $ 3,192,109                   $ 3,179,158
                                                                    ===========                   ===========

                  1992
                  Corporate Notes                                   $ 1,639,966                   $ 1,624,386
                  Other                                                   4,000                         4,000
                                                                    -----------                   -----------
                                                                    $ 1,643,966                   $ 1,628,386
                                                                    ===========                   ===========

                          DATASTORM TECHNOLOGIES, INC.

                SCHEDULE OF OPERATING EXPENSES AND OTHER INCOME
                 For the Years Ended December 31, 1993 and 1992

                                                                                      1993                 1992
Selling expenses:
   Product advertising                                                           $   496,401          $ 1,324,284
   Technical support                                                               1,155,662              991,309
   Marketing salaries                                                                449,107              338,726
   Delivery (income) expense - net                                                    77,411               (7,103)
   Bad debts                                                                          36,292               12,515
   Miscellaneous                                                                         381                  637
                                                                                 -----------          -----------

             Total selling expenses                                              $ 2,215,254          $ 2,660,368
                                                                                 ===========          ===========

General and administrative expenses:
   Salaries                                                                      $ 5,344,538          $ 4,284,459
   Payroll taxes                                                                     339,324              239,347
   Employee benefits                                                                 687,121              513,226
   Contract labor                                                                     32,763              105,001
   Equipment rentals, maintenance and repairs                                         25,941               21,050
   Vehicle insurance, maintenance and repairs                                          1,014                  720
   Building rentals, maintenance and repairs                                         677,521              625,066
   Utilities                                                                         219,763              198,698
   Depreciation and amortization of fixed assets                                     475,367              324,596
   Professional service fees                                                         233,813              245,679
   Travel and entertainment                                                          197,784              312,718
   Office supplies and expenses                                                      256,319              212,525
   Postage                                                                            78,759              293,028
   Insurance                                                                         123,016               74,558
   Other taxes                                                                        33,625                7,533
   Interest                                                                           14,630               22,520
   Donations                                                                          15,660               19,265
   Miscellaneous                                                                     211,807              264,678
                                                                                 -----------          -----------

             Total general and administrative expenses                           $ 8,968,765          $ 7,764,667
                                                                                 ===========          ===========

Other income (loss):
   Interest income                                                               $   241,046          $   156,483
   Royalties                                                                          31,262               23,836
   Loss on disposal of equipment                                                      (3,326)            (184,976)
                                                                                 -----------          -----------

             Other income (loss) - net                                           $   268,982          $    (4,657)
                                                                                 ===========          ===========

                           QUARTERDECK CORPORATION AND
                          DATASTORM TECHNOLOGIES, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Condensed Combining Balance Sheet as of September 30, 1995 and the Unaudited Pro Forma Condensed Combining Statements of Operations for the fiscal years ended September 30, 1995, 1994 and 1993, have been prepared giving effect to the acquisition of Datastorm Technologies, Inc. ("Datastorm") by Quarterdeck Corporation ("Quarterdeck"). On March 28, 1996, Quarterdeck acquired 100% of the common stock of Datastorm in exchange for 5,200,000 shares of Quarterdeck Common Stock. This transaction has been accounted for as a pooling of interests, and, as a result, the unaudited pro forma condensed combining financial statements are presented as if the combining companies had been combined for all periods presented.

         Datastorm had a calendar year end and accordingly, the Datastorm Statements of Operations for the years ended December 31, 1995, 1994 and 1993 have been combined with the Quarterdeck Statements of Operations for the fiscal years ended September 30, 1995, 1994 and 1993.

         The Datastorm historical amounts included in the accompanying unaudited pro forma condensed combining financial statements include the results of operations, for the year ended December 31, 1995 and financial position as of December 31, 1995, of an entity under common control with Datastorm which was acquired as part of the Datastorm acquisition, Datastorm Technologies Limited, a registered United Kingdom Company. Intercompany transactions have been eliminated in the consolidation of Datastorm. The results from this entity are immaterial for all periods prior to January 1, 1995 and are, therefore, not included. Certain other amounts have been reclassified to provide consistent presentation.

         The historical financial statements of Quarterdeck as of September 30, 1995, and for each of the years in the three year period then ended, reflect the acquisition and pooling with Inset Systems, Inc. ("Inset") as reported in the Current Report on Form 8-K dated January 11, 1996.

                             QUARTERDECK CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS

                                                     QUARTERDECK   DATASTORM
                                                     HISTORICAL    HISTORICAL   PRO FORMA
                                                    SEPTEMBER 30, DECEMBER 31, ADJUSTMENTS    PRO FORMA
                                                        1995          1995      (NOTE 5)      COMBINED
                                                    ------------- ------------ -----------    ---------
Current assets:
      Cash and short-term investments                 $ 23,369      $ 16,300                   $ 39,669
      Trade Accounts receivable                         12,607         1,014                     13,621
      Deferred tax assets                                2,178          --                        2,178
      Inventories                                        1,964           317                      2,281
      Note receivable from related party-building                        469         (469)           --
      Other current assets                               3,636           370                      4,006
                                                      --------      --------     --------      --------
      Total current assets                              43,754        18,470         (469)       61,755
      Note receivable from related party-building                                     469           469
      Equipment and leasehold improvements               5,731         2,604                      8,335
      Capitalized software costs                         2,692           115                      2,807
      Other assets                                       3,318            15                      3,333
                                                      --------      --------     --------      --------
                                                      $ 55,495      $ 21,204                   $ 76,699
                                                      ========      ========     ========      ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Accounts payable                                $  8,051      $  5,531                   $ 13,582
      Accrued liabilities                               10,029         3,929        1,015        14,973
      Current portion of long-term obligations             255                                      255
      Accrued acquisition, restructuring and
        other charges                                    3,455                                    3,455
                                                      --------      --------     --------      --------
      Total current liabilities                         21,790         9,460        1,015        32,265
      Loan payable - affiliate                                         1,015       (1,015)           --
      Long-term obligations, less current portion          164          --                          164
                                                      --------      --------     --------      --------
                                                        21,954        10,475                     32,429

Stockholders' equity:  (see Note 5)
      Preferred stock (authorized: 2,000 shares)                                                     --
      Common stock (authorized: 50,000 shares)              26            10           (5)           31
      Treasury stock                                      (559)         --                         (559)
      Additional paid-in capital                        29,269          --         10,724        39,993
      Retained earnings                                  5,359        10,719      (10,719)        5,359
      Foreign currency translation adjustment             (554)         --                         (554)
                                                      --------      --------     --------      --------
      Total stockholders' equity                        33,541        10,729                     44,270
                                                      --------      --------     --------      --------
                                                      $ 55,495      $ 21,204         --        $ 76,699
                                                      ========      ========     ========      ========

       See notes to unaudited pro forma condensed combining balance sheet

                             QUARTERDECK CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                        COMBINING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995
                             (AMOUNTS IN THOUSANDS)

                                                              QUARTERDECK        DATASTORM
                                                            12 MONTHS ENDED   12 MONTHS ENDED
                                                             SEPTEMBER 30,      DECEMBER 31,        PRO FORMA
                                                                1995               1995              COMBINED
                                                            ---------------   ---------------       ---------
Net revenues                                                   $77,107            $40,499            $117,606
Cost of revenues                                                18,848             16,036              34,884
                                                               -------            -------            --------
      Gross margin                                              58,259             24,463              82,722
Operating expenses:
      Research and development                                  10,106              4,180              14,286
      Sales and marketing                                       25,128              5,496              30,624
      General and administrative                                12,424              8,280              20,704
      Restructuring and acquisition costs                        7,409               --                 7,409
                                                               -------            -------            --------
      Total operating expenses                                  55,067             17,956              73,023
                                                               -------            -------            --------
Operating income                                                 3,192              6,507               9,699
Interest income, net                                             1,283                601               1,884
                                                               -------            -------            --------
Income before income taxes                                       4,475              7,108              11,583
Provision for income taxes                                         213                118                 331
                                                               -------            -------            --------
Net income                                                     $ 4,262            $ 6,990            $ 11,252
                                                               =======            =======            ========
Net income per share:
      Primary                                                  $  0.16                               $   0.35
                                                               =======                               ========
      Fully diluted                                            $  0.15                               $   0.34
                                                               =======                               ========
Shares used to compute net income per share:
      Primary                                                   26,857              5,200              32,057
                                                               =======            =======            ========
      Fully diluted                                             27,798              5,200              32,998
                                                               =======            =======            ========
Additional unaudited pro forma data:
      Income before income taxes                               $ 4,475            $ 7,108            $ 11,583
      Pro forma income taxes                                       918              2,488               3,406
                                                               -------            -------            --------
      Pro forma net income                                     $ 3,557            $ 4,620            $  8,177
                                                               =======            =======            ========
      Pro forma net income per share:
      Primary                                                  $  0.13                               $   0.26
                                                               =======                               ========
      Fully diluted                                            $  0.13                               $   0.25
                                                               =======                               ========

  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                             QUARTERDECK CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                        COMBINING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1994
                             (AMOUNTS IN THOUSANDS)

                                                              QUARTERDECK           DATASTORM
                                                            12 MONTHS ENDED      12 MONTHS ENDED
                                                             SEPTEMBER 30,         DECEMBER 31,          PRO FORMA
                                                                 1994                 1994               COMBINED
                                                            ---------------      ---------------         ---------
Net revenues                                                   $ 42,313             $ 42,402             $ 84,715
Cost of revenues                                                 16,667               10,736               27,403
                                                               --------             --------             --------
      Gross margin                                               25,646               31,666               57,312

Operating expenses:
      Research and development                                    4,963                2,557                7,520
      Sales and marketing                                        23,143                3,964               27,107
      General and administrative                                 11,722                9,186               20,908
      Restructuring costs                                        13,478                 --                 13,478
                                                               --------             --------             --------
      Total operating expenses                                   53,306               15,707               69,013
                                                               --------             --------             --------
Operating income (loss)                                         (27,660)              15,959              (11,701)
Interest income (expense), net                                      811                  283                1,094
                                                               --------             --------             --------
Income (loss) before income taxes                               (26,849)              16,242              (10,607)
Provision (benefit) for income taxes                             (5,982)                --                 (5,982)
                                                               --------             --------             --------
Net income (loss)                                              $(20,867)            $ 16,242             ($ 4,625)
                                                               ========             ========             ========
Net income (loss) per share:                                   ($  0.87)                                 ($  0.16)
                                                               ========                                  ========
Shares used to compute net income (loss) per share:              23,995                5,200               29,195
                                                               ========             ========             ========
Additional unaudited pro forma data:
      Income (loss) before
        income taxes                                           ($26,849)            $ 16,242             ($10,607)
      Pro forma income taxes                                     (5,109)               5,685                  576
                                                               --------             --------             --------
      Pro forma net income (loss)                              ($21,740)            $ 10,557             ($11,183)
                                                               ========             ========             ========
      Pro forma net income (loss) per share:                   ($  0.91)                                 ($  0.38)
                                                               ========                                  ========

  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                             QUARTERDECK CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                        COMBINING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1993
                             (AMOUNTS IN THOUSANDS)

                                                              QUARTERDECK         DATASTORM
                                                            12 MONTHS ENDED    12 MONTHS ENDED
                                                             SEPTEMBER 30,      DECEMBER 31,        PRO FORMA
                                                                1993               1993             COMBINED
                                                            ---------------    ---------------      ---------
Net revenues                                                   $56,780            $26,798            $83,578
Cost of revenues                                                16,829              7,705             24,534
                                                               -------            -------            -------
      Gross margin                                              39,951             19,093             59,044

Operating expenses:
      Research and development                                   2,589               --                2,589
      Sales and marketing                                       24,715              1,060             25,775
      General and administrative                                11,747              8,969             20,716
                                                               -------            -------            -------
      Total operating expenses                                  39,051             10,029             49,080
                                                               -------            -------            -------
Operating income                                                   900              9,064              9,964
Interest income, net                                               903                241              1,144
                                                               -------            -------            -------
Income before income taxes                                       1,803              9,305             11,108
Provision for income taxes                                         639               --                  639
                                                               -------            -------            -------
Net income                                                     $ 1,164            $ 9,305            $10,469
                                                               =======            =======            =======
Net income per share:                                          $  0.05                               $  0.35
                                                               =======                               =======
Shares used to compute net income per share:                    24,521              5,200             29,721
                                                               =======            =======            =======

Additional unaudited pro forma data:
      Income before income taxes                               $ 1,803            $ 9,305            $11,108
      Pro forma income taxes                                       720              3,257              3,977
                                                               -------            -------            -------
      Pro forma net income                                     $ 1,083            $ 6,048            $ 7,131
                                                               =======            =======            =======
      Pro forma net income per share:                          $  0.04                               $  0.24
                                                               =======                               =======

  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

            QUARTERDECK CORPORATION AND DATASTORM TECHNOLOGIES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
           COMBINING BALANCE SHEETS AND UNAUDITED PRO FORMA CONDENSED
                       COMBINING STATEMENTS OF OPERATIONS

1. These unaudited pro forma condensed combining balance sheet and statements of operations reflect the financial position and results of operations of Quarterdeck Corporation ("Quarterdeck") and Datastorm
         Technologies, Inc. The financial position and results of operation of Datastorm Technologies Ltd. are included for the year ended and as of September 30, 1995.

2. The pro forma condensed combining statements of operations of Quarterdeck and Datastorm were prepared as if the acquisition occurred as of the beginning of the periods presented and are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated at the beginning of such period and should not be construed as representative of future operations.

3. The pro forma condensed combining financial statements should be read in conjunction with the 1995 Annual Report on Form 10-K of Quarterdeck, the Quarterly Report on Form 10-Q of Quarterdeck for the period ended
         March 31, 1996, the current report on Form 8-K regarding Quarterdeck's acquisition of Datastorm filed with the Securities and Exchange
         Commission on April 12, 1996 and the audited financial statements of Datastorm included in this Form 8-K filing.

         On March 28, 1996, Quarterdeck acquired Datastorm in exchange for
         5,200,000 shares of Quarterdeck common stock in a transaction which was accounted for as a pooling of interests. Accordingly, all financial information has been restated to reflect the combined operations of Datastorm and Quarterdeck. Due to differing year ends of Datastorm and Quarterdeck, financial information related to Datastorm's fiscal years ended December 31, 1995, 1994 and 1993 were combined with financial information related to Quarterdeck's fiscal years ended September 30, 1995, 1994 and 1993, respectively.

4. Adjustments have been made to reflect the exchange of Datastorm's common stock for Quarterdeck common stock.

5. Certain adjustments and reclassifications have been made to the Datastorm financial statements in the unaudited pro forma condensed combining financial statements to conform to Quarterdeck presentation and to reflect the reclassification of undistributed earnings of Datastorm to additional paid in capital upon termination of Datastorm's
         S corporation status. These reclassifications and adjustments have been made to all periods presented.

         Other pro forma adjustments include the reclassification of the note receivable from related party from current to long term and the reclassification of the Loan payable to affiliate from long term to current. The note receivable from related party represents advances made by Datastorm, prior to being acquired by Quarterdeck, to a partnership, whose partners were Datastorm shareholders, which the partnership used to commence the construction of a new building which is planned to house Datastorm. At March 31, 1996 the partnership still owned the building and the partners are now shareholders and employees or consultants of Quarterdeck. In connection with the acquisition, the Company is obligated to acquire the building from the partnership. The Company plans to complete the acquisition of the building in the near future. It is planned to be acquired in exchange for, among other things, cancellation of the Note receivable.
         The Loan payable to affiliate represents sales commissions due from Datastorm to a related party which were paid in entirety prior to March 31, 1996.

6. In order to conform to evolving financial reporting practices by the software industry, Quarterdeck is reporting revised statements of operations for the periods presented classifying the amortization of capitalized software costs and technical support costs as costs of revenues for all periods presented. Quarterdeck had previously reported amortization of capitalized software as research and development expense, and technical support costs as sales and marketing expense.

7. The Company recorded acquisition and related restructuring costs amounting to $7.3 million for financial advisory, legal, accounting services, personnel severance and benefits, and other related expenses in connection with the acquisitions of Datastorm and Inset. These costs have been reflected in the condensed statements of operations and balance sheets of the combined companies for the period ended
         March 31, 1996 as filed with the Securities and Exchange Commission on May 15, 1996.

8. The additional unaudited pro forma data is based upon historical combined income before taxes adjusted to reflect a provision for income taxes as if Datastorm had been a C corporation for all periods presented.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             QUARTERDECK CORPORATION
                                                   (REGISTRANT)

Date:  May 24, 1996                        \s\ Gaston Bastiaens
     ---------------                       -------------------------------------
                                           Gaston Bastiaens
                                           President and Chief Executive Officer

Date:  May 24, 1996                        \s\ Frank Greico
     ---------------                       -------------------------------------
                                           Frank Greico
                                           Sr. Vice President and
                                           Chief Financial Officer